UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment Two)
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 2, 2017
Earliest Event Date requiring this Report:  May 2, 2017

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Florida	000-28831	84-1047159
(State of Incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 570-8889
(Registrant's telephone number, including area code)

EXPLANATORY NOTE:

This Current Report on Form 8-K/A (Amendment Two) amends the Current Report on Form 8-K, dated July 12, 2016 and filed with the Securities and Exchange Commission or "SEC" by Capstone Companies, Inc., a Florida corporation, ("Company") on July 12, 2016, which 12 July 2016 Form 8-K reported the Company entering into: (1)  an option agreement, dated June 27, 2016,  with Involve, LLC, a Delaware limited liability company, ("Involve") to purchase up to 25 million shares of the Company Common Stock, $0.0001 par value, ("Common Stock") owned by Involve and (2) a stock purchase agreement with Neil Singer, an individual and a principal of Involve ("Singer") and AC Kinetics, Inc., a private Delaware corporation and an affiliate of Singer ("ACK"), whereby Singer purchased all of the outstanding securities of ACK owned by the Company in exchange for a promissory note in the initial principal amount of $1,500,000 (the "Note"), which Note was assigned to NLO Holdco, LLC, a Delaware limited liability company and an affiliate of Singer, as payor.  The option agreement and stock purchase agreement were part of a single transaction. On a Current Report on Form 8-K/A (Amendment One) filed by the Company with the SEC on February 15, 2017, the Company reported the partial exercise of one of the Options by the Company.

ITEM 8.01 Other Matters

On May 2, 2017, Capstone Companies, Inc., a Florida corporation, ("Company") exercised an option in a private transaction and under the option agreement described below under "Background" to purchase and purchased 666,667 shares of Company Common Stock, $0.0001 par value per share, for an aggregate cash exercise price of One Hundred Thousand Dollars and No Cents ($100,000.00), or $0.15 per share.  The Company used available cash reserves to purchase these shares.  The 666,667 shares of Common Stock purchased by the Company are treated as authorized but unissued shares under Florida law. The Company may opt to retire these shares.

Background. As previously reported, Involve and Company entered into an Option Agreement, dated June 27, 2016, (the "Option Agreement") whereby Involve granted options to the Company to repurchase up to 25 million shares of Company Common Stock owned by Involve at a purchase or exercise price of $0.01 per share in five (5) increments of 5,000,000 shares each, (333,333 shares post reverse) (an "Option" and collectively the "Options") for $50,000 per Option, or for a total purchase price of $250,000 in the aggregate if all Options are exercised.  The Options terminate on the earlier of the twelve (12) month anniversary of the first date that the Company exercises any Option or June 27, 2019, the thirty-six (36) month anniversary of the effective date of the Option Agreement.

Prior Exercise of Options. The Company partially exercised one of the Options and purchased 1,000,000 of the shares of Common Stock from Involve on February 13, 2017, in a private transaction and at an exercise price of $0.15 per share, or an aggregate purchase price of $150,000. The 1,000,000 shares of Common Stock purchased by the Company are treated as authorized but unissued shares under Florida law. The Company may opt to retire these shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 2, 2017, the Board of Directors extended the expiration date of the Company's Equity Incentive Plan to December 31, 2021.

ITEM 9.01.    Financial Statements and Exhibits.

Exhibit Number Exhibit Description

10.1     Option Agreement, dated June 27, 2016, by Capstone Companies, Inc. and Involve, LLC *

* Filed as Exhibit 10.1 to the Current Report on Form 8-K, dated 12 July 2016, filed with the SEC on 12 July 2016, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

Date: May 2, 2017

By: /s/ James McClinton
Chief Financial Officer